Form C

Cover Page

Name of issuer:

Monarch Media LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: NV

Date of organization: 6/29/2012

Physical address of issuer:

2401 W Charleston Blvd
Las vegas NV 89102

Website of issuer:

http://Cocotaps.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

3/20/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$372,248.00	$289,261.00
Cash & Cash Equivalents:	$91,392.00	$43,050.00
Accounts Receivable:	$37,543.00	$15,481.00
Short-term Debt:	$25,280.00	$3,511.00
Long-term Debt:	$148,425.00	$152,754.00
Revenues/Sales:	$323,065.00	$249,296.00
Cost of Goods Sold:	($96,527.00)	($80,074.00)
Taxes Paid:	($3,290.00)	($2,684.00)
Net Income:	$52,084.00	($63,862.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Monarch Media LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Vincent Zaldivar	CEO	Monarch Media, LLC DBA CocoTaps	2012

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Vincent Zaldivar	CEO	2012

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Vincent Zaldivar	9900000.0 Common units	79.04

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.
>
> Our future success depends on the efforts of a small management team, namely the sole founder. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Our business is dependent on supply of coconuts. An increase in the cost of them or change in their availability could affect the Company's profitability. In addition, energy cost increases could result in higher transportation, freight and other operating costs. The Company may not be able to increase its prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

The Company is an early stage company incorporated in December 2013. Accordingly, the Company's operations are subject to all the risks inherent in the establishment of a new business enterprise, including potential operating losses. Any investment in the Company must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development in new and rapidly evolving markets. In addition to being subject to all of the risks associated with the creation of a new business, the Company will be subject to factors affecting business generally, such as general economic conditions, increasing government regulatory activity, scarcity of environmental resources, and competition. The Company believes that the estimates prepared by them as to capital, personnel, equipment and facilities required for their operations are reasonable, but until their operations have continued for a period of time, it will be impossible to determine the accuracy of such estimates. No assurance can be given as to the ultimate success of the Company. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business.

We face competition from other coconut water companies, as well as the beverage industry in general. Many of our competitors are already established and have far more resources for funding marketing. Attracting and retaining customers in this climate may be difficult.

Vincent Zaldivar, the Company's founder and CEO, controls 79.04% of the Company's voting power. Vincent is also the company's sole board member, and therefore has significant control over the management of the Company and the direction of its policy and affairs. This concentrated control in the Company will limit Investors' ability to influence Company matters.

The company is in the process of patenting its technology. Should that effort be unsuccessful or should parties lacking authorization attempt to copy the company's intellectual property or use it's trade secrets, the company's operations and business position could be harmed. Keeping watch over those rights may become more difficult and costly as the company expands, and efforts to protect property rights could be a drain on resources and affect the business bottom line. The company may also may fail to obtain or maintain trade secret protection, and as a result, competitors could acquire trade secrets or independently develop unpatented technology similar to the company's or competing technologies, which could adversely affect it's competitive business position.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 50% -- Equipment, including POS refrigerators, refrigerator truck, tops for our product

45% -- new hire

5% -- Wefunder Intermediary fee

If we raise: **$1,070,000**

Use of Proceeds: 40% -- Build out our own tapping facility and equipment

15% -- Hiring, including a dedicated social media manager, customer relations manager

35% -- Equipment, including POS refrigerators, refrigerator truck, tops for our product

5% -- Filing for patents

5% -- Wefunder intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.

The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units**, **Investors will receive a number of Units** calculated using the method that results in the greater number of **Units**:

- (i) the total value of the Investor's investment, divided by (a) the price of **Units** issued to new Investors multiplied by (b) the discount rate (80%) , or
- (ii) if the valuation for the company is more than **$5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $100,000 of the securities, investors will receive a valuation cap of $4 million and a discount rate of 80%

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors do not have voting rights. Instead, voting rights are proxied to the CEO.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Units** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) **units** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding **Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Units and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Units** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **units**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor **is not** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor **is** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor **is** or **is not** a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Units	12,525,300	12,525,300	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	471,150
Options:	

Describe any other rights:

Common units have voting rights. Preferred units that investors will receive if the SAFE converts will not have voting rights, but will have liquidation preferences.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Auto Loan
Issue date	12/01/15
Amount	$22,708.00
Outstanding principal plus interest	$11,165.00 as of 09/01/18
Interest rate	3.88% per annum
Maturity date	12/01/20
Current with payments	Yes

Secured by the vehicle.

Loan

Lender	Pasquale Laurito
Issue date	01/02/16
Amount	$100,000.00
Outstanding principal plus interest	$133,000.00 as of 09/01/18
Interest rate	0.0% per annum
Maturity date	01/01/20
Current with payments	Yes

Non-interest bearing and payable at a time in the future to be determined by management.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Pasquale Laurito
Amount Invested	$100,000.00
Transaction type	Loan
Issue date	01/01/16
Outstanding principal plus interest	$134,289.00 as of 09/17/18
Interest rate	10.0% per annum
Maturity date	01/01/20
Outstanding	Yes
Current with payments	Yes
Relationship	Unit holder in company

Unit holder owns less than 20% of company

The Company currently occupies office space under a sublease from a related party, Vincent Zaldivar. Vincent is the CEO of the Company and both parties are responsible for making payments under the non-cancellable master operating lease. The monthly payment amounts to $1,250 through the expiration of the lease on March 31, 2018.

In 2015, the Company purchased a trademark and a patent from Fresh Tree LLC, a related party. These assets are valued at historical cost and will be amortized over a period of 15 years. In connection with the purchase, the Company also agreed to pay Fresh Tree LLC royalties of 20% of net income for four years after the date of purchase.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

High in potassium and low in calories, people are clamoring for coconut water. Now a $2.2B market, popular brands like Vita Coco process coconut water, stripping it of its nutrients, and package it in plastic-coated Tetra Paks. Inspired to provide a tastier, greener solution for coconut water, we invented a device so you can easily tap a fresh coconut and turn it into a drinkable and resealable container. We sell branded CocoTaps coconuts in 20 resorts on the Las Vegas strip and a DIY toolkit.

Coconut water is associated with health, wellness, and sustainability, but with polluting packaging and a processed product, major brands are only halfway there. We're taking it to the next level by making coconut water easy to access, right from its natural packaging. In five years, we hope to be a leading brand in the market, with our branded coconuts, DIY tookit, and other coconut products sold in resorts and retail stores across the country.

Milestones

Monarch Media LLC was incorporated in the State of Nevada in June 2012.

Since then, we have:

- Sold 200 cases of coconuts a week, 2.5x more than last year.
- Sold in 20+ Las Vegas resorts including the Aria, Caesar's, and the Bellagio.
- Coconut water market is $2.2 billion.
- Processed and packaged competitor Vita Coco made $1 billion in 2017.
- Certified Zero Waste and minority-owned company. Pursuing B Corp certification.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $323,065 compared to the year ended December 31, 2016, when the Company had revenues of $249,296. Our gross margin was 129.88% in fiscal year 2017, compared to 132.12% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $372,248, including $91,392 in cash. As of December 31, 2016, the Company had $289,261 in total assets, including $43,050 in cash.
- *Net Income.* The Company has had net income of $52,084 and net losses of $63,862 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $173,705 for the fiscal year ended December 31, 2017 and $156,265 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $122,708 in debt, and $150,000 in contributed capital from the founder.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Monarch Media LLC cash in hand is $7,000, as of August 2018. Over the last three months, revenues have averaged $39,000/month, cost of goods sold has averaged $20,000/month, and operational expenses have averaged $12,000/month, for an average net margin of $7,000 per month.

The company is currently profitable. If this raise is successful, we will not plan to raise more money in the near future. From there, although we cannot guarantee it, we expect to be able to grow the company using cash flow. We have other investors that are interested that we could rely on for further capital, or we may continue to bootstrap the operation. In total we need about $500k to get us to the next stage of growth.

Because we just got a deal with Sea World, we expect (although cannot guarantee) to be increasing our production massively, which will cause a short-term increase in expenses and a slightly longer term increase in revenues.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://cocotaps.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Vincent Zaldivar

Appendix E: Supporting Documents

Monarch_Media_Operating_Agreement-2.pdf

WEFUNDER Startups Funds Discuss FAQ Search Invest Login Sign Up


COCO TAPS
TAP YOUR THIRST

INVEST IN COCOTAPS

maximum target met

$0
raised of $0 maximum target from 0 investors

Ultimate Vacation Beverage, 1st Zero Waste company in the state of Nevada

CocoTaps provides the freshest 100 percent pure coconut water straight from the Coconut source in its original natural packaging. CocoTaps has a patented invention and system that eliminates the need for processing and wasteful packaging that is polluting our ecosystems. Cocotaps has designed a way to deliver the freshest direct to over 20 resorts, 60 restaurants, and 40 convenience stores in Las Vegas, California and Arizona.



Vincent Zaldivar
CEO
Eco Inventor and responsible entrepreneur, Founded/funded numerous business ventures over 15 years



Why you may want to invest

1. 166,488 total Tapped coconuts sold.
2. Selling 200 cases of Tapped coconuts a week, 2.5x more than last year.
3. $832,440 total sales since 2016.
4. Sold in 20+ Las Vegas resorts, 60 restaurants, and 40 convenience stores including Aria, Bellagio, Caesar's Entertainment, Wynn, Waldorf Astoria, Cosmopolitan Las Vegas, Core-Mark International and many more.
5. Coconut water market is $2.2 billion.
6. Processed and packaged competitor Vita Coco made $1 billion in 2017.
7. Certified Zero Waste and minority-owned company. Pursuing B Corp certification.

$ 100 min

REMIND ME (0)

What you are investing in

Future Equity (Wefunder SAFE)

~~$5M~~ **$4M** valuation cap

First $100K investors of this fundraise will invest in a SAFE with a $4M valuation cap and 20% discount.

20.0% discount
$25K+ pro rata right threshold

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $4M in the future.

Earning a return
Learn more about SAFEs

Investor perks

$500+
Earn a 20% off discount code for any CocoTaps items on the website and free shipping.

$1,000+
Earn a 20% off discount code for any CocoTaps items on the website and free shipping, and CocoTaps swag (hat or shirt).

$10,000+
Receive a free ticket to EDC (Electronic Daisy Carnival) in Las Vegas, and an all-you-can-drink-coconut-water wristband.

$20,000+
Receive two free tickets to EDC (Electronic Daisy Carnival) in Las Vegas, and an all-you-can-drink-coconut-water wristband.

$50,000+
Full one week experiential

Our Ambition

Coconut water is associated with health, wellness, and sustainability, but with polluting packaging and a processed product, major brands are only halfway there. We're taking it to the next level by making coconut water easy to access, right from its natural packaging. In five years, we'll be a leading brand in the market, with our branded coconuts, DIY tookit, and other coconut products sold in resorts and retail stores across the country.

Coco_Tap_Pitch_Deck.pptx

https://cocotaps.com

vacation to Las Vegas, complete with a tour of our headquarters

$100,000+
Full one week experiential vacation to Las Vegas, complete with a tour of our headquarters and a tour of our farm (in CA or Hawaii).

see less

Why I Like CocoTaps

Every great company usually starts by solving a problem and implementing a great mission and vision. Coco Vinny is one of the most creative problem-solving visionaries I've ever had the opportunity to invest with. After 20 years and participating in many ventures with him I'm excited to be a part of this CocoTaps project. If you want to invest in a company and team that truly has the potential to change the world, I highly recommend investing in CocoTaps.



Pasquale Laurito
INVESTOR

THE BUZZ ABOUT COCOTAPS

As an entrepreneur, board director, and seed investor in several companies, and the Executive VP of one of the largest hospitality groups in Las Vegas, I have seen ideas from all industries cross my desk. I have known Coco Vinny for 10+ years and always appreciated his enthusiasm, drive and never fail attitude. I love supporting paradigm shift ideas and companies that can think outside of the box. We have been selling Coco Taps in our restaurants for about a year now and have been pleased with the performance of the product. After seeing the success of Coco Taps first hand, I took the opportunity to invest because I believe in the success of Coco Taps as a healthy earth conscious offering that everyone should have available to them.


Robb Bonanno
Investor in Cocotaps. Executive Vice President, Fifth Avenue Restaurant Group

It is important to us that Coco Taps is a planet-friendly company that meets our high standards to serve natural healthy drinks that are delicious, nutritious and organic. Las Vegas visitors can find the freshest and healthiest coconut water and juices in town at The Cosmo.


Jamie Stephenson
Co-founder of The Juice Standard at the Cosmopolitan Hotel

I feel so much healthier drinking 100% real coconut water from a coconut and not a box or bottle!


Belinda
CocoTaps Customer

I actually had one of these at a party in Las Vegas the last time I was there. Mine had some rum and pineapple juice in it. It was tasty and I liked bringing home the coconut. I drink coconut water every once in a while. It's good when I'm out fishing in the hot Florida sun. I'd probably buy one of these kits just to have fresh coconut water I could easily put in my cooler. Like Coco Vinny, I think the fresh stuff tastes better. I like the novelty and utility of this product, I'm in.



Rob Merlino

Writer and Shark Tank Blogger

I really appreciate the uniqueness of this product. It allows me to open a coconut quickly without spilling it everywhere like the coco jack that I previous tried. I love fresh coconut water after working out so this makes it easy for me to take a drink and then put my coconut back in the fridge. I think it's a really cool idea and I look forward to using it year round.

Celeste

CocoTaps Customer

This is a fantastic, simple, product! Super-easy to use, easy to clean. Loving the FRESH coconut water, every day now. Saves big bucks from constantly buying bottled coconut water. Fresh is best!

Cynthia P.

CocoTaps Customer

CocoTaps Coconut Tapper Kit is the easy way to open a young coconut and drink the water. Elijah really likes coconut, coconut milk, coconut juice, coconut soda, coconut meat, and anything coconut flavored, so trying this CocoTaps so he can have his own fresh Coconut milk was a no brainer. Cocotaps is super easy to use and helps to prevent spills and injuries allowing you to turn any young coconut into a pour-able container like any bottled beverage. The kit is 100% made in the USA. It comes with one stainless steel high quality hand drill ad two reusable taps to reseal your coconut water! It feels super durable and I don't think it will have any problems holding up. This is so easy to use and I highly recommend it!



Erin

Founder of Blog "Maryland Mommy"

"Nearly lost my index finger last weekend using the meat cleaver method of cutting into a coconut. You really could lose a finger or worse using the cleaver method that I keep seeing people promote online. So I had to find a better solution. This Coconut Tapper is awesome. I have been raving about my love of fresh coconut water to anyone who will listen (I don't even like bottled coconut water). I finally was able to bring a tapped coconut into work to share with a co-worker today. It is the coolest thing to be able to transport them already tapped. And my co-worker immediately bought himself a Coconut Tapper after he saw mine, and tasted fresh coconut water. I highly recommend.

JK

CocoTaps Customer

I hated the taste of pasteurized packaged coconut water, yet drinking from the fresh coconut was amazing, so I started opening young Thai coconuts with a knife and hammer. One day I broke my stepdad's expensive German knife and almost cut my pinky off. My stepdad, Bill was mad at me so I thought, 'Why not just put the top of a water bottle into a coconut?' That's how the journey began.



Coco Vinny

Founder of CocoTaps

Las Vegas entrepreneur finds success after 'Shark Tank' fail

The 40-year-old Las Vegas entrepreneur is the founder of Coco Taps, a company that sells tools that allow users to tap into coconuts at home, as well as ready-to-drink coconuts that have already been tapped and branded. It's a product he believes in so
September 9, 2018 @ reviewjournal.com

Top 10 Greener Package articles of 2017

The Top 10 list of the most popular articles on GreenerPackage.com in 2017 represents a mashup of popular trends and topics. One thing that can be said about the Top 10 GreenerPackage.com articles of 2017 is that no one thing can be said. This
August 14, 2018 @ greenerpackage.com

Coco Taps' Fresh-Tapped Resealable Coconuts Now Available in Select Whole Foods Market Stores

LAS VEGAS, Nov. 16, 2016 /PRNewswire/ -- Coco Taps (http://www.cocotaps.com/), a coconut water beverage system company, announced today they are now selling fresh-tapped young coconuts in Whole Foods Market stores in Arizona, Southern
August 14, 2018 @ prnewswire.com

Coco Taps and Bacardi Put Rum in the Coconut for Life is Beautiful Festival

Festivals and Fairs News by Coco Taps : This weekend, Coco Taps (http://www.cocotaps.com/), a coconut water beverage system company, provides branded and tapped baby coconuts to mix with Bacardi Coconut Rum for the Life is
August 14, 2018 @ fashionavenue.com

Las Vegas Tourists Quench Thirst With Fresh Coconuts From Coco Taps at The Juice Standards' Raw Juice Bar

LAS VEGAS, July 5, 2017 /PRNewswire/ -- Two local businesses have teamed up to help thirsty Las Vegas visitors get ready for hot summer days with fresh and cool coconut water, straight from the coconut. The Juice Standard's
August 14, 2018 @ prnewswire.com

Pre-tapped coconuts at Whole Foods are a #gamechanger

Heralded by some consumers on social media as a "#gamechanger," pre-tapped young coconuts are now available at Whole Foods Market stores that make drinking fresh-from-the-fruit coconut water simple and convenient. Whole Foods launched the
August 14, 2018 @ packworld.com

CoCoTaps Brings Relaxing New Alcoholic Beverage to Las Vegas

A patent pending CoCoTaps system makes this drink one-of-a-kind with great flavor that is as healthy as it is tasty. The CoCoTaps delivery system makes the coconuts resealable to prevent spills at the pool and is complete with custom branding on the
August 14, 2018 @ streetinsider.com

How to Open Any Coconut

True coconut water connoisseurs know that nothing compares to water straight from the coconut. But novices and experts alike know that figuring out how to open a coconut is loud at best and dangerous at worst. We researched and found the best
August 14, 2018 @ guide.com

CoCoTaps Brings Relaxing New Alcoholic Beverage to Las Vegas - The Business Journals

CoCoTaps Brings Relaxing New Alcoholic Beverage to Las Vegas Rehab Rum and CoCo equals delicious double shot for a super vacation cocktail!Delicious tasting and relaxing beverages are the requirement by many food and beverage patrons today.
August 14, 2018 @ bizjournals.com

Watch Shark Tank Season 9 Episode 12 Episode 12 Online

Shark Tank full episode recap: Coco Taps is a made in the USA Coconut company that allows you to drink right from the coconut by turning nature's packaging into a resealable container. Now being Called the "Tesla" of coconut water Coco Taps has
August 14, 2018 @ abc.go.com

CocoTaps Coconut Tapper: Just Twist and Drink

Perfect for those long summer vacations, this coconut tool lets you easily tap into any coconut with ease and reveal its fresh coconut juice. The CocoTaps coconut tapper is a tool that lets you drink fresh coconut water without the need of cutting it open.
December 27, 2017 @ thisisgoodgood.com

Coco Taps on 'Shark Tank': A Look Into the Tool that Lets You Drink Staight Out of a Coconut

Coco Taps entered the with their coconut-opening tool that allows you to drill into a coconut for easy access to its water. It comes with reusable taps that screw into the opening, which you can drink directly from or put a straw into, eliminating spillage.

November 27, 2017 @ heavy.com

CocoTaps Coconut Drill

Vincent Zaldivar likes coconut water so much, he invented a tool, called CocoTaps, that turns a fresh coconut into its own bottle of coconut water. His patented kit includes a drill that makes a hole in the coconut and two bottle-top-looking caps that

November 24, 2017 @ sharktankblog.com

Coco Tap into a healthy life

Coco Vinny is here and he's letting you know how you can get the body you've always wanted just by making a simple change. He's showing off his Coco Taps that let you enjoy coconut water straight from the coconut. Find out more

February 13, 2017 @ news4sanantonio.com

Nothing slow about summer in Las Vegas

Las Vegas will likely attract hundreds of thousands of visitors this summer for conventions and sporting events. The NHL Awards, UFC Fight Week, NBA Summer League and USA Basketball Showcase will hit the valley in the coming months along

July 13, 2015 @ businesspress.vegas

Zero-Waste Coconut Water Right from the Source

CocoTaps makes it easy to get fresh coconut water right from the coconut, solving two key problems in the market. First, popular brands like Vita Coco and Zico use plastic bottles, cans, or single-use Tetra Paks, which pollute our oceans and landfills. Second, packaged products have to be pasteurized for shelf life, a heat-intensive process that destroys nutrients.

We're on a mission to make tapping, drinking, and resealing fresh coconuts easy for the home consumer and large-scale businesses (i.e. restaurants, resorts, bars) – and we're just getting started.

Our Products: A DIY Toolkit and Branded Coconuts for Resorts & Casinos


COCO TAPS
TAP YOUR THIRST

We have two primary products: a wholesale tapped and branded coconut that we sell to 20+ resorts and casinos around Las Vegas, and a do-it-yourself home tapping toolkit. We also have an industrial tapping kit for juice bars and restaurants who will tap lots of coconuts every day.

We recently signed with national distributor Core-Mark, who is helping line up 2500+ additional locations in Las Vegas alone.


CAESARS PALACE
LAS VEGAS


CANADA
Mirage
LAS VEGAS


COCO TAPS
TAP YOUR THIRST

Branded Coconuts Sold in 20+ Las Vegas Resorts and Casinos, Including:

Aria Resort & Casino Las Vegas · Bellagio Las Vegas · Caesars · The Venetian Las Vegas · MGM Grand Las Vegas · The Cosmopolitan of Las Vegas

Our Journey: Committed to Zero-Waste

We're committed to bringing the freshest, wholesale coconut water by delivering great taste and less waste one coconut at a time. Next year, we're instituting a rewards program to incentivize consumers to send us their used coconuts so we can grind them down into coconut mulch and other products. We also plan to purchase an organic farm and research center to grow our own coconuts and develop additional products. Your investment will help us realize our zero-waste CocoDream.

- **January 2014** — CocoVinny came up with CocoTaps toolkit idea
- **June 2015** — Prototype created and released for manufacturing
- **October 2015** — Hard Rock Hotel serves first CocoTaps coconut with Malibu Rum
- **March 2016** — Sales and customers begin in Las Vegas
- **November 2017** — CocoTaps is on Shark Tank. Episode 12, season 9. Check it out.
- **September 2018** — Core-Mark partnership to enter NV and AZ retail markets
- **December 2018** — First Zero Waste and B Corp certified beverage company in NV
- **January 2019** — Launch in CA; Partnering with theme parks and cruise lines
- **May 2019** — Opening CocoTaps facility in CA
- **July 2019** — Introducing Tap Back rewards program

Over 150,000 Total Coconuts Sold


Coconuts Sold by Year
1,500
50,265
68,850
102,837
(projected)
2015
2016
2017
2018

Join Our Coco Dream: Healthier Coconut Water For You and the Planet

Dear Coconut fans,

To think that, short of a few years ago when I was passionately searching for my purpose, this was just an idea. I had no idea what sector or what the product was going to be. All I knew is that it was non-negotiable that the next company I founded had to be healthy for the planet, for people, and had to be more fun than a barrel of monkeys drinking coconuts while racing in the Baja 1000.


COCO TAPS
FRESH TAPPED COCONUTS
$8
COCO TAPS TOOL KIT
$20
AS SEEN ON SHARK TANK!

Fast forward to today and I really can't believe Coco Joe and I have been living this Coco Dream for almost three years now. We have come so far so fast and yet, like the famous Carpenters song says, "we've only just begun." Through the sleepless nights and the unforeseen twists and turns we have found so much clarity; and with each new account, new CocoCrew member that joins the team, and amazing goals we reach, we are so blessed and excited to share this opportunity to ride this Coco Locomotive with us. Our mission and vision are clear that we would like to be the change we want to see in the food and beverage world and beyond. Zero waste is not just a certificate that will hang on our walls, but a deep purposeful mission to help clean up and eliminate all the plastic bottles and tetra packs that destroy the very ecosystems we depend on for our food, air, and water.

With all of our accomplishments like getting onto the hit ABC TV series Shark Tank, we realized that this isn't a company for the bloodthirsty sharks or mean-spirited venture capitalists. This is a company created by the people for the people. We have set massive CocoDream goals and there is so much more room to grow and show the world how much we care.

If you are a passionate, crazy coconut like we are, we invite you to become a part of our family of supporting shareholders. With your participation, you will help us grow this amazing project full of CocoLove. We are spreading this CocoLove every day up the Las Vegas strip, California, Arizona, and beyond. Everyone has within themselves the power and opportunity to make a difference. This is your opportunity to help us regenerate our planet's resources for many generations to come. We are asking for you to follow your heart and help us grow and expand our team and resources so we can accomplish our goals to hydrate and regenerate the world one fresh tapped coconut at a time.

As we grow and share the fruits of our labor, one day we will all be sharing CocoLove in the many beautiful vacation destinations where you will find the warmth of the Sunshine and of course our lovely bunches of Fresh Tapped Coconuts.

Wishing you the very best Health, Wealth, CocoLove and Happiness.

Sincerely

CocoVinny Zaldivar

Founder



Vincent Zaldivar

CEO

Eco Inventor and responsible entrepreneur, Founded/funded numerous business ventures over 15 years

AND THE REST OF THE TEAM



Rob McConnell

Director of Sales

Over 25 years experience in the Beverage Industry specializing in Sales & Operations (contract)



Tyler Williams

Advisory Board Member

Co-founder & VP of Business Development Food and Beverage Innovations "AKA Jevo", Angel Investor



Joe Cancino

Operations Manager

Operations Manager with expertise in Forecasting and Customer Service (contract)

Interview

Wefunder interviewed CocoVinny on July 5, 2018.

– COLLAPSE ALL

WF: What is CocoTaps?

COCOVINNY: CocoTaps is an eco-friendly, soon to be zero-waste-certified company. We're finishing our certification so we can be the first zero-waste-certified company in the whole state of Nevada. We invented a device called CocoTaps that allows you to drink fresh from the coconut without any plastic bottles or cans that pollute our oceans and landfills. Processed coconut water is souring people on coconuts because it's pasteurized. This destroys the flavor and nutrients that are destroyed through processing and packaging. These coconut waters soak up all of the BPAs and other things that are in the plastic containers, and people end up drinking them.

We eliminate the plastic bottles, tetra packs and cans in order to deliver 100% fresh coconut water straight from the source – from the farm right to your lips and into your refrigerator. We are selling our do-it-yourself CocoTaps toolkit online for $24.95, via our website and Amazon.

We have a wholesale branded tapped coconut beverage distribution route in Las Vegas, and we're designing our first tapping and manufacturing center in Las Vegas. Then we're going to set up more tapping and distribution centers all over the country as we scale and grow our company.

WF: Where are you sourcing your coconuts from?

COCOVINNY: We have really good relationships with some farms in Thailand, so right now we get all our coconuts from Thailand. As we grow, we're going to do our own regenerative organic farming down the road. Ultimately for transparency and reliability we want to grow our own supply.

WF: Do you have a timeline for when you expect to integrate in that way?

COCOVINNY: Our projections show us having our own supply by 2020. By the first of next year, we're creating a Tap Back Rewards Program that's going to give our customers a credit if they return the used coconuts and taps back to us. We can actually grind down the coconuts into other products like coconut mulch and and regenerate soil. Then we can sterilize the tap and re-use it in our supply chain. We are a full zero-waste beverage system. We don't want to create anything that winds up in a landfill or the ocean so we always up cycle and re purpose and reuse everything in the chain.

WF: Are you already getting revenue from these ancillary products like the mulch?

COCOVINNY: We want that to start monetizing these new products in 2019. We have our own research and development program for the coconut mulch and other soil products with Lucian Toma a certified instructor and permaculture specialist. Once ready we're going to joint venture with other companies to market these products.

WF: Where did this idea come from and how did that become a company?

COCOVINNY: I came up with the idea in the beginning of 2014. I left my last company a couple years prior because I hated my life. I was stressed out, overweight, and just miserable. So I took a small severance and just went to go find my purpose in life. I ended up doing an Ironman competition. I lost 50 pounds and reinvented myself. I saw everybody drinking coconut water, and I thought it was awful. All the coconut water I tasted in cans and bottles was just kind of off. It tasted stale. Then I tried a fresh Thai coconut, and it was a life-changing experience. I thought that I hated coconut water but I didn't. I just hated it the processed and packaged products.

I'd get a whole case of coconuts from the Asian markets and crack open one coconut a day after my workout. I had a knife and a hammer. And after about two weeks, I broke the knife. I went searching for good tools and there was nothing really high quality. Everything was made in Taiwan or China and it would break after about 10 coconuts. I had chipped the teeth off of the different tools and whatnot. So I designed the CocoTaps tool kit, and it's 100% made in the USA.

WF: Do you have a background as a designer or engineer?

COCOVINNY: No, not at all. I just knew what I wanted. It was kind of like trial and error. I think it took me a solid 18 months to figure it out, find the right design, find the right vendors, and then get it made. That was hard. It was very hard.

WF: When did you get the first tap produced and sold?

COCOVINNY: We sold our first toolkit in February 2016. And we sold our first branded Taps Coconut at the Hard Rock Las Vegas in 2015. By "branded," I mean how cattle are branded. You brand the coconut by literally burning the logos right onto the coconut. It looks really cool because it's white with the brown burn marks. Then you tap it with our patented device. It screws right into the top and makes the coconut resealable. So you have something like the top of a water bottle screwing right into the coconut.

WF: How much are you selling now?

COCOVINNY: We currently have over 20 resorts in the Las Vegas strip. The MGM, Mirage, Caesar's, the Bellagio, all these great properties. They buy branded coconuts from us for around $5.50 to $6 a unit. They come in a case of nine, so we sell that for $50 to $55 dollars. Sometimes we go down to $45 if they take volume. We recently partnered with a major distributor called Core Mark international which has over 20 major distribution centers across the US and Canada. The average price is about $50 for a case of nine. That's $5.55 a unit, and they sell the coconuts for $12 in retail, when at the pool they add alcohol in them, pricing is much higher. You've got $18 to $25 cocktail with Bacardi Rum or Ciroc. At the Cosmopolitan, they're selling them for $18 for room service.

WF: How does your revenue break down between the toolkits and the branded Taps Coconuts right now?

COCOVINNY: I would say it's about an 90-10 breakout, with 90% Tapped coconuts and 10% tools. We did $323,065 in revenue in 2017.

We're building our own tapping and branding CocoTaps headquarters here in Las Vegas. We just signed up with a big national distributor Core-Mark out of San Francisco. We're lining up another 500 locations in just Las Vegas with them. This partnership has the potential to be very lucrative. I'd say it's probably going to stay around that 90-10 split. With the introduction of our fresh tapped coconuts, once people see the tapped coconut, they almost always want to purchase the tool as well. We're going to see some marketing benefits from having our tapped coconuts everywhere because people will want to do it themselves and take the tap tool to Hawaii or on vacation.

Once we start the distribution with Core-Mark, we're going to contact other distributors to sell our tools. That way they can put out our tools in every grocery store where they sell coconuts. By then the split will become more like 70-30, and our revenues will go up 40 to 50 percent.

WF: Right now, you're selling directly to the casinos on the strip. Are you going to change that distribution model?

COCOVINNY: We will do both self distribution and larger outsourced distribution. A blended rate because some of our customers require our own personal touch, backroom delivery, small lots. The big chain stores are where we're going to need those distributors. We're going to continue to have our own Taps Coconuts delivery system in place as well. We'll have our own trucks and use their trucks.

WF: How big do you see the potential market?

COCOVINNY: Oh, my God, it's insane. When it comes to freshness and your health and the environment, it's really a price versus cost conversation. You can get a lower price and you can get a little bit more convenience at the cost of your health and preservation of the ocean. I think that's a really good value proposition to offer somebody. Say, "Hey, you got that fresh from the source, you know exactly where this came from." Instead of having hundreds of coconuts that are not responsibly sourced and mushed into a syrup and reconstituted with water pasteurized, and then shipped all over the world. I think we're going to win the flavor and the fight to care for our planet.

We're going to be able to compete on a whole other level. Zero waste certifications and fresh from nature's packaging are only a couple of our competitive advantages. We also have a culture that is committed to health, wealth, coco love and happiness, where people, planet, and profit all take precedence for our customers, team members, and suppliers. So when you talk about the long-term, we're going to win that battle because we care about all the parts in the circle. We're not getting rich quick by selling a bunch of bottles and polluting the ocean. We're taking a little bit longer, we're going slow and steady. I really feel that the market for fresh and responsible leadership is going to continue growing exponentially. The pasteurized coconut water sector is growing at 26% year over year. There is no economics or studies done yet on a fresh tapped coconut market because we're currently tapping into the existing packaged and processed market and winning.

The Mandalay Bay and all the retail resorts serve coconuts and the Pepsi product coconut water One brand, and Zico, and Vita-Coco. Ours is $12 bucks. The other ones are like $5 or $6. We are consistently running out and we've already been told by the Pepsi executives that we're eating into their coconut water market share a little bit at the local retail level. There is a competitive angle, it's a little bit disruptive. It says Mandalay Bay on it and it says CocoTaps, so it gets the branded package. It's like a handmade Rolls Royce versus a factory mass produced Volkswagen. One is a high end Ultimate vacation experiential beverage and the other is a processed packaged and stale reeking havoc on the ocean sea life and environment.

WF: Who are your competitors?

COCOVINNY: We're starting to see some different things in the market. Like for example, we saw a coconut that was shaved down all the way into this little brown ball. And it had a name on it, like Cool Tab, maybe like a tab that you would get with a soda. From an apples to apples or coconuts to coconuts comparison, the user experience isn't great. We've got our own proprietary patented system, so the tap is very unique and reusable for zero waste. And even the new competitor that we saw, everything was wrapped in plastic. It's a single-use plastic pull tap so it's actually creating just as much waste as bottles so we don't care for that.

Our real mission is long-term. We have a long vision to help educate and inspire the world about the differences in degenerate business versus regenerative businesses. We're in a really dire situation with the planet. All of our food and water streams are being polluted with microplastic. Not a lot of people know this but about 86% of nearly everything we touch and eat are testing positive for having plastics in them. The fish are eating the plastic and we're eating the fish. We're committed to the environment and having healthier species and food sources that are better for us all long term. So we can eat or drink with confidence. But money is money, and a lot of corporations are all about the bottom line. They're all driven by that one number, but they're not seeing the other things that they're giving up for that number. We see that we need to really look and act long term if we're going to last if any of us are going to last.

WF: What's been the revenue trend in 2018?

COCOVINNY: We're trending at double from where we were last year. We've got a lot of new accounts. Last year, we were at like 80 cases in this week last year, and this year we're at 200 cases. So we're more than double on our charts. With this new distributor, Core-Mark, coming on, the sky's the limit. We anticipate our business will double and triple from here. We're projecting coming in at 500 cases a week for the end of the year, which is double from last year. We could potentially be on $1 million in revenue when Core-Mark lights us up and starts putting us in all the stores. By next year we should be $1.5 million to $2 million in revenue.

WF: Do you want to get acquired?

COCOVINNY: The only way we would even entertain an acquiring situation would be if all of the zero-waste practices and our mission and culture was contractually implemented and spread throughout the rest of their verticals. That's the only way I would see us working because there's a big discrepancy between us and a publicly traded company. We are going to be getting our B Corp Certification. We plan on being in this game for a long time. We want to be very profitable and very successful long-term. We want to also own it and control it. Unless there's a lot of zeros behind that offer and they want to keep us on so that we can implement all of our zero waste and regenerative business practices into their operation, I don't think we would want to sell. We have too much to offer. This isn't about a paycheck for us; this is about a larger mission and vision to help many future generations.

There are over 300 products that we can make out of a coconut tree. There's an endless amount of things we can do with the coconut, but we're open to other ideas. Right now we're really focused on the coconut. My name's Vincent, but I'm legally changing it to CocoVinny Zaldivar. We're going all in and we're not stopping. Any challenges that come our way, we go over, we go around, under, whatever it takes to do what we need to do. Our culture is really about problem-solving and helping people, planet while making lots of profits.

WF: Who is on your team?

COCOVINNY: I'm Coco Vinny, and I'm the founder and chief coconut in charge. I've got Coco Joe, who's also a co founder. He's head of coconut operations. We've got Coco Rob in sales and marketing. He came on from Pepsi. He was a Pepsi executive and with the company for 25 years. Coco Rob called us and took a major pay cut because he wanted to come live a better life. in just a few months hes already lost over 25 pounds. He tells us he was miserable over at Pepsi, and since he's come over to our side, he's happier and healthier. He's gained us some major accounts and has a new outlook on life. Those are the three pillars right now of the company.

We have some excellent outsourced consultants for sustainability and we are going to be hiring interns. We have some really good kids come in through high school programs and different places. We hire veterans sometimes when we can and we train them to help us with our manufacturing and our tapping. But that's it right now, we're the lean green coco dream team.

WF: Do you see the team growing as your revenue and distribution expands? ^

COCOVINNY: Yeah. No doubt, the more coconuts we sell, the more jobs we're going to create. We're going to keep creating a lot of jobs.

WF: Why did you decide to raise money through crowdfunding? ^

COCOVINNY: It really seems to fit from a cultural standpoint. The venture capitalists get kind of fragmented and stuck in the trader's mentality. From what we can tell, they only want to make the most amount of money for themselves in the quickest duration no matter what or who the cost.

Our company philosophy only works with the right investors/partners and for people that just get. It's designed for those that want to be involved in something great for their wallets and for the long term health of the community. This company was made for the people, and should be owned by the people. We think crowdfunding makes sense with that. People can go into the casino and buy our tapped coconuts, and now they can be a part of the CocoDream when they invest with us. They can also buy the tool and tell people about it. When we can get thousands and thousands of people behind this, our whole coconut culture and coco dream will spread like a Tsunami and there really is no limit as to how far we can go.

WF: Why should people invest in CocoTaps? ^

COCOVINNY: People should invest because they believe in the health benefits of coconuts and the environmental benefits of a true zero-waste committed company that cares about people and the planet. We're also really savvy as far as making profits. They should invest because it's a very unique company that's not just a quick in and out kind of a thing. Coco Vinny is a brand that's going to carry, and Coco Taps is going to be a household name. We're going to be the Tesla of coconut water, and we're going to be the Google of coconuts, so to speak. We have innovation, Passion, big vision and technology.

We are working on getting a robot made to do the tapping for us. We're going to have Coco robots tapping the coconuts faster than a human can do it. So as far as innovation is concerned, we really do have it all. We're a minority-certified company. I'm Hispanic and Jewish. We have a minority certification so we can get into places and get some big introductions that not a lot of people can get easily.

We are like Coca-Cola in the 1900s. This is the future of beverage. You're seeing sodas go away. Fresh from the source coconut water is better than any kind of soda or juice. We've got 70 percent less sugar of apple juice and orange juice. It's just great stuff. CocoLove is real and is spreading everyday one fresh tapped coconut at a time.

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RISKS

1 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

CocoTaps is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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